EXHIBIT INDEX


Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

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Exhibit A:

Xanthus Fund, L.L.C. ("the Fund")
Exhibits/Attachments to Form N-SAR
June 30, 1999
File Number:  811-09205
CIK Number:  0001076673

Item 77O


Date                   Principal               Amount
Purchased              Amount of     Price/   Purchased
AND Issue              Offering      Spread    by Fund

05/05/99
Goldman Sachs/        $15 million      24         500
Northpoint                                       shares
Communications Corp.

05/25/99
Goldman Sachs/        $25 million      18         500
Merrill Lynch/                                   shares
Barnes&Noble.com